Exhibit 99.1

8/15/16

Primary contact: Brooks O’Neil, 952-239-7677 (brooks@whiteoaksir.com)

FOUNDATION HEALTHCARE REPORTS 2ND QUARTER RESULTS AND INCREASES PATIENT SATISFACTION SCORES TO 97% IN THE NEW HOUSTON HOSPITAL.

OKLAHOMA CITY—(August 15, 2016) – Foundation HealthCare, Inc. (OTCQB: FDNH), which is an owner and operator of surgical hospitals, announced today the Company’s financial results for the second quarter of 2016.

Highlights include:

•	El Paso hospital adds four new imaging facilities and significantly expands market presence.

•	Patient satisfaction scores at Houston hospital exceed 97%, a significant increase from 63% reported under the previous ownership.

•	The Company sold its minority interest in Summit Medical Center for $2.2M.

•	For the second quarter, the Company reported total one-time revenue reductions of $5.1M. Foundation received notice the company must repay to CMS $1.0 million related to a 2013 Electronic Health Record payment made to El Paso hospital. In addition, Foundation is recognizing a $4.1M revenue write-down related to changes in the payment codes for reference laboratory services. Given the financial performance during the second quarter, Foundation is in default of its debt covenants with its senior lender but remains confident they will receive a waiver.

“Patient care is our number one priority at Foundation and once again our patient satisfaction scores demonstrate our clinical teams continue to perform at a very high level,” stated Stanton Nelson, Foundation CEO. While as a team we were not pleased with the financial performance in the second quarter, we remain confident in our business model and management has taken positive actions to replace lost revenues and grow service volumes. We have significantly expanded our imaging services in El Paso adding four new imaging centers with no significant capital outlay through a joint venture arrangement. We have also added retail pharmacy services in El Paso to better serve our patients and grow pharmacy revenues.”

June service volumes at the Houston hospital were up 31% compared to the average for the first five months of 2016 and patient satisfaction scores at Houston have increased from 63% in 2015 to 97% since Foundation acquired the hospital. Historically, Foundation posts its strongest financial results in the third and fourth quarters. We believe that trend will continue in 2016,” added Nelson.

“As a result of our financial performance, we are currently in default on our debt covenants. Accordingly, all of the debt with our senior lender has been classified as current on the accompanying consolidated balance sheet. We are in negotiations with our banks to waive the default event and restructure the debt covenants. We remain confident the banks will waive the default and if successful, the debt will be reclassified between current and long term based on the original loan agreement,” stated Hugh King, Foundation CFO.

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

Second Quarter 2016 Financial Results:

Net revenues and equity in earnings of affiliates in the second quarter of 2016 were collectively $29.0 million, down 10% from $32.2 million in the second quarter of 2015. Our net revenues are composed of patient services, management fees from affiliates, other revenue and income from minority owned affiliates less our provision for doubtful accounts. Patient services revenue (net of the provision for doubtful accounts) decreased $0.7 million, or 2.5%, to $27.3 million during the three months ended June 30, 2016 as compared to $28.0 million in the same period of 2015. The decrease is largely due to the $4.1 million receivables write-down related to the toxicology lab in El Paso which was offset by the revenues at our Houston hospital.

In the last half of 2015, the American Medical Association or AMA released new definitions for toxicology lab testing codes. These codes became effective on January 1, 2016. The Medicare program which uses a modified version of the AMA codes wavered for several months on whether to recognize the revised AMA codes. The Centers for Medicare and Medicaid Services (CMS) ultimately implemented a modified version of the codes in late 2015 also to be effective January 1, 2016. There was no change in the tests performed just changes in the definitions and codes. Third party insurers decided to recognize the Medicare codes but were unable to update their coding systems and establish rates until April 1, 2016. Since the new codes were not recognized by the insurance companies’ systems during the first quarter of 2016, they were automatically denying claims even though the coding on the bills accurately reflected the new codes. Accordingly, Foundation stopped billing for toxicology lab services in February and began accruing revenues based on the rates paid under the previous codes. Foundation began billing for toxicology services performed in February and March once the new codes were recognized by the third party payor payments system in April. Third party payors have certain flexibilities in their contracts related to new codes and even though the tests performed were the same as the test before the new codes they established significantly lower rates for the revised codes. Once payment rates were established Foundation had to adjust its outstanding receivables to the new payment rates.

Also during the second quarter, 2016, Foundation was notified by CMS that the El Paso hospital had been overpaid by $1.0 million from the American Reinvestment and Recovery Act fund in the second quarter of 2013 related to the implementation of an Electronic Health Record system. This notification resulted in a one-time reduction in other operating revenue this quarter.

During the second quarter, Foundation sold its minority interest in Summit Medical Center for $2.2 million and recognized a $1.2 gain on the sale.

Operating expenses for the second quarter of 2016 were $37.9 million compared to $30.1 million in the second quarter of 2015. The increase is due to operating expenses incurred at our new hospital in Houston. Since January 1, the Houston management team has reduced staffing, restructured the supply chain and optimized contracted services with a resulting $7.0 million reduction in annual expenses.

Our operations resulted in a net loss attributable to Foundation HealthCare common stock of $7.9 million during the second quarter of 2016, compared to a net gain of $4.3 million during the second quarter of 2015. Net loss attributable to Foundation common stock from continuing operations was $(0.44) per share for the second quarter of 2016 compared to a $0.03 net gain for the second quarter of 2015.

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

Adjusted EBITDA was $(6.0) million for the 2016 second quarter compared to $3.6 million in the second quarter of 2015.

As a result of the Foundation’s financial performance in the second quarter it did not meet several of its senior lender debt covenants. Accordingly, all senior debt in the attached financial statements is classified in current liabilities. Foundation is working with its senior lenders to obtain waivers and restructure its covenants. Management is confident that waivers and loan modifications can be obtained.

Year-To-Date 2016 Financial Results:

Net revenues and equity in earnings of affiliates for the six months ended June 30, 2016 were $68.0 million, up 10% from $62.1 million reported in the first six months of 2015. Patient services revenue (net of the provision for doubtful accounts) increased $5.9 million, or 11 percent, to $63.8 million during the six months ended June 30, 2016 as compared to $55.5 million in the same period of 2015. The increase was primarily due to revenue at the new Houston hospital, reduced by the $4.1 million write-down in toxicology receivables at the El Paso hospital.

Operating expenses for the first six months of 2016 were $78.8 million compared to $59.3 million in the first six months of 2015. The increase is due primarily to expenses at the Houston hospital acquired on December 31, 2015.

Our operations, including a $2.1 million gain on the sale of our minority interest in an Oklahoma City hospital resulted in a net loss attributable to Foundation HealthCare common stock of $10.4 million during the first six months of 2016, compared to a net gain of $3.2 million during the first half of 2015.

Year-To-Date Adjusted EBITDA as of June 30, 2016 was $(4.7) million compared to $5.9 million for first six months of 2015.

At June 30, 2016, cash and cash equivalents totaled $1.1 million, compared to $5.1 million at December 31, 2015.

Conference Call

Foundation’s CEO Stanton Nelson, and CFO, Hugh King will host a conference call today, followed by a question and answer period.

Date: August 15, 2016

Time: 4:30 p.m. Eastern time

Dial-In Number: 888-348-6454

The conference call will be broadcast live at the investor relations section of the Company’s website at www.fdnh.com. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. In addition, the replay will be available until May 30 at the website link above or by calling (877) 870-5176 using passcode: 10090993.

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

About Foundation HealthCare – Headquartered in Oklahoma City, Foundation HealthCare owns and/or operates three surgical hospitals and nine surgery centers in six states. Physicians who operate in our facilities currently provide general surgeries and surgeries in such specialties as orthopedics, neurosurgery, pain management, podiatry, gynecology, optometry, gastroenterology and pediatric ENT (tubes/adenoids).

Foundation HealthCare’s management seeks to operate each facility efficiently and effectively such that patients receive high quality, cost effective care. The Foundation team seeks to improve the performance of each hospital by recruiting physicians to operate in its facilities and incorporating additional ancillary services in their markets. These additional service lines, such as toxicology, wound care, sleep management, radiology and imaging, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value.

Reg G disclaimer – reconciling GAAP Net Income with EBITDA and Adjusted EBITDA

Foundation is providing EBITDA information, which is defined as net income plus interest, income taxes, depreciation and amortization expense and earnings or losses from discontinued operations, and Adjusted EBITDA which is defined as EBITDA plus impairment charges minus non-recurring gains. EBITDA and Adjusted EBITDA are a complement to our GAAP results. EBITDA and Adjusted EBITDA are commonly used by management and investors as a measure of operating performance and debt service ability. EBITDA and Adjusted EBITDA are not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing our financial performance. EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Reconciliations of non-GAAP financial measures are provided in the news release in the accompanying tables. Since EBITDA and Adjusted EBITDA are not a measure determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, and Adjusted EBITDA as presented, may not be comparable to other similarly titled measures of other companies.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, which filings are available on the SEC’s website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

CONTACT: Company Contact:

Foundation HealthCare, Inc.

Stanton Nelson, CEO

Tel 405-608-1715

-more-

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Reconciliation of Income (Loss) from Continuing Operations to EBITDA from Continuing Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2015	2016	2015
Income (loss) from continuing operations, net of taxes	$(8,991,308)	$1,933,901	$(10,634,211)	$2,304,225
EBITDA adjustments:
Plus: Interest expense, net	1,055,776	279,257	2,247,722	605,323
Plus: Provision (benefit) for income taxes	1,200,000	(114,038)	—	(114,038)
Plus: Depreciation and amortization	2,660,038	1,345,948	5,408,900	2,727,455

Total EBITDA adjustments	4,915,814	1,511,167	7,656,622	3,218,740

EBITDA from continuing operations	$(4,075,494)	$3,445,068	$(2,977,589)	$5,522,965

EBITDA from continuing operations	$(4,075,494)	$3,445,068	$(2,977,589)	$5,522,965
Adjusted EBITDA adjustment:
Plus: Stock compensation expense	169,302	174,305	387,374	348,606
Minus: Gain on sale of equity investment in affiliate	(2,140,832)	—	(2,140,832)	—

Total Adjusted EBITDA adjustments	(1,971,530)	174,305	(1,753,458)	348,606

Adjusted EBITDA	$(6,047,024)	$3,619,373	$(4,731,047)	$5,871,571

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Cash	$1,058,141	$5,062,492
Accounts receivable, net of allowance for doubtful accounts of $5,050,000 and $6,062,000, respectively	33,081,277	30,383,942
Receivables from affiliates	—	509,886
Supplies inventories	3,673,166	3,737,901
Prepaid and other current assets	10,902,664	3,325,330
Current assets from discontinued operations	408,303	416,390

Total current assets	49,123,551	43,435,941

Property and equipment, net	50,625,253	53,515,123
Equity method investments in affiliates	2,944,195	3,012,631
Deferred tax asset	836,290	836,290
Intangible assets, net	9,826,763	7,022,170
Goodwill	14,815,172	10,423,858
Other assets	545,225	1,016,093
Other assets from discontinued operations	—	8,713

Total assets	$128,716,449	$119,270,819

LIABILITIES, PREFERRED NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$20,747,024	$9,060,060
Accrued liabilities	14,498,883	12,877,711
Preferred noncontrolling interests dividends payable	156,171	157,888
Short-term debt	425,654	308,769
Current portion of long-term debt	43,256,644	4,601,320
Current portion of capital lease obligations	4,071,318	4,478,968
Other current liabilities	2,065,574	590,827
Current liabilities from discontinued operations	2,348,262	2,356,165

Total current liabilities	87,569,530	34,431,708

Long-term debt, net of current portion	5,925,000	41,529,277
Long-term capital lease obligations, net of current portion	28,373,441	29,130,693
Deferred lease incentive	7,289,403	7,672,745
Other liabilities	7,013,650	6,479,181

Total liabilities	136,171,024	119,243,604
Preferred noncontrolling interest	6,960,000	6,960,000
Commitments and contingencies (Note 11)
Foundation Healthcare shareholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 18,078,337 and 17,303,180 issued and outstanding, respectively	1,807	1,730
Paid-in capital	22,723,100	20,885,915
Accumulated deficit	(42,493,377)	(32,074,090)

Total Foundation Healthcare shareholders’ deficit	(19,768,470)	(11,186,445)
Noncontrolling interests	5,353,895	4,253,660

Total deficit	(14,414,575)	(6,932,785)

Total liabilities, preferred noncontrolling interest and shareholders’ deficit	$128,716,449	$119,270,819

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015
Net Revenues:
Patient services	$29,886,919	$30,152,597
Provision for doubtful accounts	(2,598,924)	(2,177,522)

Net patient services revenue	27,287,995	27,975,075
Management fees from affiliates	1,639,679	1,973,754
Other revenue	(307,828)	1,914,125

Revenues	28,619,846	31,862,954
Equity in earnings of affiliates	334,388	319,673
Operating Expenses:
Salaries and benefits	12,424,992	7,915,961
Supplies	9,500,381	7,390,390
Other operating expenses	13,334,836	13,398,977
Depreciation and amortization	2,660,038	1,345,948

Total operating expenses	37,920,247	30,051,276

Other Income (Expense):
Interest expense, net	(1,055,776)	(279,257)
Gain on sale of equity investment in affiliate	2,140,832	—
Other income (expense)	89,649	(32,231)

Net other (expense)	1,174,705	(311,488)

Income (loss) from continuing operations, before taxes	(7,791,308)	1,819,863
Benefit (provision) for income taxes	(1,200,000)	114,038

Income (loss) from continuing operations, net of taxes	(8,991,308)	1,933,901
Income (loss) from discontinued operations, net of tax	(4,320)	3,857,135

Net income (loss)	(8,995,628)	5,791,036
Less: Net income (loss) attributable to noncontrolling interests	(1,271,443)	1,074,022

Net income (loss) attributable to Foundation Healthcare	(7,724,185)	4,717,014
Preferred noncontrolling interests dividends	(154,455)	(372,885)

Net income (loss) attributable to Foundation Healthcare common stock	$(7,878,640)	$4,344,129

Earnings per common share (basic and diluted):
Net income (loss) attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.44)	$0.03
Income (loss) from discontinued operations, net of tax	0.00	0.22

Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.44)	$0.25

Weighted average number of common and diluted shares outstanding	17,769,424	17,248,154

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015
Net Revenues:
Patient services	$68,323,162	$58,090,495
Provision for doubtful accounts	(4,520,909)	(2,598,546)

Net patient services revenue	63,802,253	55,491,949
Management fees from affiliates	2,552,712	3,223,076
Other revenue	901,959	2,690,079

Revenues	67,256,924	61,405,104
Equity in earnings of affiliates	723,758	731,072
Operating Expenses:
Salaries and benefits	26,167,540	15,655,824
Supplies	17,123,144	13,460,051
Other operating expenses	30,127,633	27,482,454
Depreciation and amortization	5,408,900	2,727,455

Total operating expenses	78,827,217	59,325,784

Other Income (Expense):
Interest expense, net	(2,247,722)	(605,323)
Gain on sale of equity investment in affiliate	2,140,832	—
Other Income (expense):	319,214	(14,882)

Net other (expense)	212,324	(620,205)

Income (loss) from continuing operations, before taxes	(10,634,211)	2,190,187
Benefit (provision) for income taxes	—	114,038

Income (loss) from continuing operations, net of taxes	(10,634,211)	2,304,225
Income (loss) from discontinued operations, net of tax	(16,081)	3,771,057

Net income (loss)	(10,650,292)	6,075,282
Less: Net income (loss) attributable to noncontrolling interests	(543,348)	2,494,916

Net income (loss) attributable to Foundation Healthcare	(10,106,944)	3,580,366
Preferred noncontrolling interests dividends	(312,342)	(372,885)

Net income (loss) attributable to Foundation Healthcare common stock	$(10,419,286)	$3,207,481

Earnings per common share (basic and diluted):
Net loss attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.59)	$(0.03)
Inome (loss) from discontinued operations, net of tax	(0.00)	0.22

Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.59)	$0.19

Weighted average number of common and diluted shares outstanding	17,540,685	17,252,228

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015
Operating activities:
Net income (loss)	$(10,650,292)	$6,075,282
Less: Income (loss) from discontinued operations, net of tax	(16,081)	3,771,057

Income (loss) from continuing operations, net of tax	(10,634,211)	2,304,225
Adjustments to reconcile income (loss) from continuing operations, net of tax, to net cash provided by (used in) operating activities:
Depreciation and amortization	5,408,900	2,727,455
Stock-based compensation, net of cashless vesting	(87,738)	293,255
Provision for doubtful accounts	4,520,909	2,598,546
Equity in earnings of affiliates	(723,758)	(731,072)
Gain on sale of equity investment in affiliate	(2,140,832)	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable, net of provision for doubtful accounts	(7,882,607)	(4,400,806)
Receivables from affiliates	701,171	243,924
Supplies inventories	64,735	(7,693)
Prepaid and other current assets	(7,577,334)	721,773
Other assets	427,699	(105,221)
Accounts payable	10,684,203	(1,694,267)
Accrued liabilities	1,429,887	1,483,207
Other current liabilities	374,747	227,516
Other liabilities	151,127	197,975

Net cash provided by (used in) operating activities from continuing operations	(5,283,102)	3,858,817
Net cash used in operating activities from discontinued operations	(7,184)	(602,074)

Net cash provided by (used in) operating activities	(5,290,286)	3,256,743

Investing activities:
Acquisition of business, net of cash received	(158,000)	—
Proceeds from sale of equity investment in affiliate	2,200,000	—
Purchase of property and equipment	(2,015,373)	(720,760)
Disposal of property and equipment	—	99,267
Distributions from affiliates	792,194	1,245,998

Net cash provided by investing activities from continuing operations	818,821	624,505
Net cash provided by investing activities from discontinued operations	—	8,388,233

Net cash provided by investing activities	818,821	9,012,738

Financing activities:
Debt proceeds	4,850,946	1,920,112
Debt payments	(2,912,356)	(9,881,531)
Preferred noncontrolling interest dividends	(314,059)	(390,405)
Preferred noncontrolling interest redemptions	—	(870,000)
Distributions to noncontrolling interests	(1,157,416)	(1,771,064)

Net cash provided by (used in) financing activities from continuing operations	467,115	(10,992,888)
Net cash provided by (used in) financing activities from discontinued operations	—	—

Net cash provided by (used in) financing activities	467,115	(10,992,888)

Net change in cash	(4,004,351)	1,276,593
Cash at beginning of period	5,062,492	2,860,025

Cash at end of period	$1,058,141	$4,136,618

13900 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com